UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008 (March 26, 2008)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On March 26, 2008, concurrently with the closing of the transaction described below in Item 2.01 of this Current Report on Form 8-K (the “TLC Acquisition”), Amedisys, Inc. (“Amedisys” or the “Company”), entered into a Credit Agreement effective as of that date (the “Credit Agreement”), among the Company, Amedisys Holding, L.L.C. (“Holding”), the Lenders party thereto from time to time, JPMorgan Securities Inc. and UBS Securities LLC, as Co-Lead Arrangers and Joint Book Runners, Fifth Third Bank and Bank of America, N.A., as Co-Documentation Agents, Oppenheimer & Co. Inc. and UBS Securities LLC, as Co-Syndication Agents, that provides for senior unsecured facilities in an aggregate principal amount of up to $400 million (the “Credit Facilities”). The following description of the Credit Agreement does not purport to be complete and, therefore, is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, where a copy of the Credit Agreement is attached and is incorporated by reference as though it were fully set forth herein.

The Credit Facilities are comprised of (a) a term loan facility in an aggregate principal amount of $150 million (the “Term Loan”); and (b) a revolving credit facility in an aggregate principal amount of up to $250 million (the “Revolving Credit Facility”). The Revolving Credit Facility provides for and includes within its $250 million limit a $15 million swingline facility and commitments for up to $25 million in letters of credit.

The proceeds of the Term Loan and the initial draw under the Revolving Credit Facility, together with the proceeds from the issuance of $100 million in notes pursuant to the Note Purchase Agreement dated as of March 25, 2008 (the “Note Purchase Agreement”) among Amedisys, Holding and certain institutional investors that is further described below, was used to: (a) fund the purchase price of the TLC Acquisition; (b) pay transaction and other expenses associated with the TLC Acquisition and the closings contemplated by the Credit Agreement and the Note Purchase Agreement; and (c) for other general corporate purposes. The final maturity of the Term Loan is March 26, 2013. The Term Loan will amortize beginning June 30, 2008 in 20 equal quarterly installments of $7.5 million (subject to adjustment for prepayments), with the remaining balance due upon maturity.

The Revolving Credit Facility may be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries. The final maturity of the Revolving Credit Facility is March 26, 2013 and will be payable in full at that time.

The interest rate in connection with the Credit Facilities shall be based on the ABR Rate plus the Applicable Percentage (the “Base Rate Advance”), or Eurodollar Rate plus the Applicable Percentage (the “Eurodollar Rate Advance”). The “ABR Rate” means the higher of (a) the prime rate of interest established by the Administrative Agent and (b) the federal funds rate plus 0.50% per annum. The “Eurodollar Rate” means the rate per annum as the London interbank offered rate for deposits in US dollars two business days before the first day of any interest period, as adjusted for maximum statutory reserves. The “Applicable Percentage” means 0.75% per annum for Base Rate Advances and 1.75% per annum for Eurodollar Rate Advances, subject to adjustment between 0% to 1.00%, in the case of Base Rate Advances and between 0.75% and 2.00%, in the case of Eurodollar Rate Advances, in each case depending upon certain financial ratios of the Company. Generally, both Base Rate Advances and Eurodollar Rate Advances must be in a minimum aggregate amount of $1,000,000, or whole multiples of $100,000 in excess thereof.

The Credit Agreement also contains customary covenants, including, but not limited to, restrictions on:

•	incurrence of liens;

•	incurrence of additional debt;

•	sales of assets and other fundamental corporate changes;

•	investments;

•	declarations of dividends; and

•	capital expenditures.

These covenants contain customary exclusions and baskets.

In addition, the Credit Agreement requires maintenance of two financial covenants. One is a leverage ratio of the Company’s debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”), both as defined in the Credit Agreement. The second is a fixed charge coverage ratio of adjusted EBITDA plus rent expense (“EBITDAR”) as defined in the Credit Agreement (less capital expenditures) to scheduled debt repayments plus cash interest expense plus rent plus restricted payments, all as defined in the Credit Agreement. Each of these covenants, which are described more fully in the Credit Agreement, to which reference is made for a complete statement thereof, are calculated over rolling four-quarter periods and also are subject to certain exceptions and baskets.

The Credit Facilities are guaranteed by all material subsidiaries of the Company. The Credit Agreement requires at all times that the Company provide guaranties from Subsidiaries that in the aggregate represent not less than 95% of the Company’s consolidated net revenues and adjusted EBITDA (as defined in the Credit Agreement).

Note Purchase Agreement

On March 25, 2008, Amedisys and Holding entered into the Note Purchase Agreement. The following description does not purport to be complete and, therefore, is qualified in its entirety by reference to Exhibit 4.1 to this Current Report on Form 8-K, where a copy of the Note Purchase Agreement is attached and is incorporated by reference as though it were fully set forth herein.

Pursuant to the Note Purchase Agreement, Amedisys and Holding, on March 26, 2008, sold (a) $35,000,000 aggregate principal amount of their 6.07% Series A Senior Notes due March 25, 2013 (the “Series A Notes”), (b) $30,000,000 aggregate principal amount of their 6.28% Series B Senior Notes due March 25, 2014 (the “Series B Notes”) and (c) $35,000,000 aggregate principal amount of their 6.49% Series C Senior Notes due March 25, 2015 (the “Series C Notes”) and together with the Series A Notes and the Series B Notes, the “Notes.” The Notes were issued and sold to the purchasers thereof without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration under Section 4 of the Securities Act.

The proceeds from the sale of the Notes, together with the proceeds of the Term Loan and the initial draw under the Revolving Credit Facility, that is further described above was used to: (a) fund the purchase price of the TLC Acquisition; (b) pay transaction and other expenses associated with the TLC Acquisition and the closings contemplated by the Credit Agreement and the Note Purchase Agreement; and (c) for other general corporate purposes.

Interest on the Notes is payable at the prescribed rates semi-annually on March 25 and September 25 of each year beginning September 25, 2008.

The Note Purchase Agreement also contains customary covenants similar to those set forth in the Credit Agreement. These covenants contain customary exclusions and baskets. In addition, the Note Purchase Agreement requires maintenance of two financial covenants that are identical to those described above with respect to the Credit Agreement. Each of these covenants, which are described more fully in the Note Purchase Agreement, to which reference is made for a complete statement thereof, are calculated over rolling four-quarter periods and also are subject to certain exceptions and baskets.

The Notes are guaranteed by all material subsidiaries of the Company. The Note Purchase Agreement requires at all times that the Company provide guaranties from Significant Subsidiaries – generally any subsidiary that represents not less than 10% of the Company’s consolidated net revenues and adjusted EBITDA (as defined in the Note Purchase Agreement).

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with completing the TLC Acquisition (as described in Item 2.01 of this Current Report on Form 8-K), and the entry by the Company into the Credit Agreement and the Note Purchase Agreement (as described in Item 1.01 of this Current Report on Form 8-K), the Credit and Guaranty Agreement dated as of October 24, 2007, among the Company and Holding, as Borrowers, substantially all of their respective subsidiaries, as Guarantors, CIBC Inc., JPMorgan Chase Bank, N.A., UBS Loan Finance LLC, and Regions Bank, as Lenders, CIBC World Markets Corp., as Joint Lead Arranger and Joint Book Runner, JPMorgan Securities, Inc., as Joint Lead Arranger, Joint Book Runner and Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent (the “Prior Credit Agreement”) was terminated. A copy of the Prior Credit Agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 24, 2007 and filed with the Commission on October 29, 2007.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 26, 2008, the Company completed its previously announced acquisition of TLC Health Care Services, Inc. (“TLC”) pursuant to a Purchase and Sale Agreement dated as of February 18, 2008 (the “Purchase Agreement”), by and among the Company, Amedisys TLC Acquisition, L.L.C. (as Buyer), TLC, TLC Holdings I, Corp. (“Holdco”), and the securityholders of TLC and Holdco (as Sellers) (the “Sellers”) as amended by First Amendment to Purchase and Sale Agreement dated as of March 25, 2008 (the “First Amendment”). A copy of the Purchase Agreement and the First Amendment are filed with this Current Report on Form 8-K as Exhibit 2.1, and Exhibit 2.2, respectively, and are incorporated by reference as though each was fully set forth herein.

TLC is a provider of home nursing and hospice services with 92 home health and 11 hospice agencies located in 22 states and the District of Columbia. The Sellers included certain affiliates of Arcapita Inc., a global investment group with offices in Atlanta, Bahrain, London and Singapore, and certain officers and employees of TLC.

The consideration paid by the Company for TLC was approximately $395.0 million in cash (subject to certain customary adjustments as described in the Purchase Agreement), which was financed with a portion of the proceeds of the Term Loan, the initial draw under the Revolving Credit Facility and the issuance and sale of the Notes, all as described in Item 1.01 of this Current Report on Form 8-K.

As previously disclosed, required regulatory approvals associated with the acquisition of TLC’s West Virginia agencies will result in a later closing date for the three home health and three hospice agencies located in that state. As a result, $0.9 million of the $395.0 million cash purchase price was placed into escrow until such regulatory approvals are obtained. Management currently anticipates that the West Virginia regulatory approvals and separate closing will occur in the second quarter of 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 26, 2008, the Company entered into the Credit Agreement and borrowed the Term Loan in its entirety, drew an additional $145 million under the Revolving Credit Facility and issued and sold the Notes, all as described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The required financial statements of TLC will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The required financial statements of TLC will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(c)	Exhibits.

See Exhibit Index immediately following signature page.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 1, 2008	AMEDISYS, INC.

		By:	/s/ Dale E. Redman
		Name:	Dale E. Redman
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated February 18, 2008, by and among Amedisys, Inc., Amedisys TLC Acquisition, L.L.C., TLC Health Services, Inc., TLC Holdings I, Corp. (“Holdco”) and the securityholders of TLC and Holdco

2.2	First Amendment to Purchase and Sale Agreement dated March 25, 2008, by and among Amedisys, Inc., Amedisys TLC Acquisition, L.L.C., TLC Health Services, Inc., Holdco and Arcapita Inc., as Sellers’ Representative on behalf of the securityholders of TLC and Holdco

4.1	Note Purchase Agreement dated March 25, 2008 among Amedisys, Inc., Amedisys Holding, L.L.C. relating to the issuance and sale of (a) $35,000,000 aggregate principal amount of their 6.07% Series A Senior Notes due March 25, 2013 (b) $30,000,000 aggregate principal amount of their 6.28% Series B Senior Notes due March 25, 2014 and (c) $35,000,000 aggregate principal amount of their 6.49% Series C Senior Notes due March 25, 2015

4.2	Form of Series A Note due March 25, 2013 (attached as Exhibit 1 to the Note Purchase Agreement filed as Exhibit 4.1 to this Current Report on form 8-K)

4.3	Form of Series B Note due March 25, 2014 (attached as Exhibit 2 to the Note Purchase Agreement filed as Exhibit 4.1 to this Current Report on form 8-K)

4.4	Form of Series C Note due March 25, 2015 (attached as Exhibit 3 to the Note Purchase Agreement filed as Exhibit 4.1 to this Current Report on form 8-K)

10.1	Credit Agreement dated March 26, 2008 among the Amedisys, Inc., Amedisys Holding, L.L.C., the Lenders party thereto from time to time, JPMorgan Securities Inc. and UBS Securities LLC, as Co-Lead Arrangers and Joint Book Runners, Fifth Third Bank and Bank of America, N.A., as Co-Documentation Agents, Oppenheimer & Co. Inc. and UBS Securities LLC, as Co-Syndication Agents